EXHIBIT 99.1
Press Release

Clean Harbors Announces Second-Quarter 2024 Financial Results

•Posts 11% Q2 Revenue Increase to $1.55 Billion, Led by Environmental Services
•Generates 15% Q2 Net Income Growth to $133.3 Million, or EPS of $2.46
•Achieves 14% Growth in Q2 Adjusted EBITDA to $327.8 Million with Margin of 21.1%
•Raises Full-Year 2024 Adjusted EBITDA Guidance

NORWELL, Mass. – July 31, 2024 – Clean Harbors, Inc. (“Clean Harbors” or the “Company”) (NYSE: CLH), the leading provider of environmental and industrial services throughout North America, today announced financial results for the second quarter ended June 30, 2024.

“The positive trends that have contributed to the growth of our business in recent years continued in the second quarter, fueling an excellent performance that exceeded our expectations,” said Mike Battles, Co-Chief Executive Officer. “We delivered record Q2 revenue and Adjusted EBITDA while improving our margin 50 basis points from the same period a year ago. Our Environmental Services (ES) segment benefited from strong organic growth and the late March acquisition of HEPACO. Safety-Kleen Sustainability Solutions (SKSS) rebounded sequentially from the first quarter on improved base oil and lubricant pricing momentum. Our safety results for the quarter were consistent with the prior year as we achieved a YTD Total Recordable Incident Rate (TRIR) of 0.70.”

Second-Quarter Results
Revenues grew 11% to $1.55 billion compared with $1.40 billion in the same period of 2023. Income from operations increased 14% to $215.5 million compared with $189.8 million in the second quarter of 2023.

Net income was $133.3 million, or $2.46 per diluted share, compared with $115.8 million, or $2.13 per diluted share, for the same period in 2023.

Adjusted EBITDA (see description and reconciliation below) grew 14% to $327.8 million compared with $287.5 million in the same period of 2023.

Q2 2024 Segment Review
“Our ES segment achieved a 12% increase in revenue and 18% growth in Adjusted EBITDA, leading to a 140-basis point year-over-year improvement in segment margin,” said Eric Gerstenberg, Co-Chief Executive Officer. “Field Services drove the revenue growth with a 64% increase, primarily reflecting the acquisition of HEPACO combined with strong organic growth in our legacy business. During the quarter, the HEPACO
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com integration proceeded well, as evidenced by the HEPACO and legacy Field Services teams collaborating on several large emergency response events. Technical Services experienced 14% revenue growth compared to the second quarter of 2023 due to higher network volumes. Incineration utilization was 88% for the quarter, up from 84% in the same period a year ago. Average price in the incinerators was up 3%. Landfill tonnage increased 4% from Q2 2023, and the average landfill price per ton increased by 5%. Safety-Kleen Environmental Services continued its momentum with 11% revenue growth in the ES segment, driven by high demand for its core offerings. Our Industrial Services revenue declined by 10% due to reduced turnaround activity compared with Q2 of last year, particularly in the refinery space.”

“Within SKSS, we rebounded from a challenging Q1 with profitable growth on a sequential basis,” said Battles. “Revenue in this segment grew 8% from the second quarter of 2023, driven by a 3% increase in volumes sold and our acquisition of Noble Oil in March. Profitability was modestly lower than a year ago. Our plants performed well in the quarter, and waste oil collections increased 5% to a record 67 million gallons.”

Business Outlook and Financial Guidance
“We enter the second half of 2024 with healthy demand and momentum in our core disposal, recycling and service businesses,” Gerstenberg concluded. “Within Environmental Services, we believe that our record backlog, healthy project pipeline, upcoming incinerator opening and steady demand for our broad suite of services positions us well for continued success. Our new Kimball, Nebraska incinerator is on track to begin processing hazardous waste in the fourth quarter of 2024. We also expect the HEPACO acquisition, which is off to a terrific start, to further bolster our Field Services business and emergency response capabilities, while providing numerous synergy opportunities. Within our SKSS segment, we expect to see stable performance in the coming quarters, despite the current demand environment for base oil. We plan to capitalize on initiatives like Group III production, higher blended sales and our new partnership with Castrol for its MoreCircular offering, which has the potential to lower the carbon footprints of fleets in the years ahead. Overall, we continue to maintain a favorable outlook for the Company for the remainder of the year. We expect to deliver an outstanding financial performance to shareholders in 2024 and are on track to achieve our Vision 2027 goals.”

In the third quarter of 2024, Clean Harbors expects Adjusted EBITDA to grow 20% to 24% from the third quarter of 2023. For full-year 2024, Clean Harbors now expects:
•Adjusted EBITDA in the range of $1.125 billion to $1.165 billion or a midpoint of $1.145 billion, which represents 13% growth year-over-year. This Adjusted EBITDA range is based on anticipated GAAP net income in the range of $391 million to $426 million.
•Adjusted free cash flow in the range of $350 million to $390 million, or a midpoint of $370 million, which includes approximately $65 million of spending related to the Kimball incinerator and $20 million for the Company’s Baltimore expansion. This range is based on anticipated net cash from operating activities in the range of $750 million to $820 million.

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Non-GAAP Results
Clean Harbors reports Adjusted EBITDA, which is a non-GAAP financial measure and should not be considered an alternative to net income or other measurements under generally accepted accounting principles (GAAP) but viewed only as a supplement to those measurements. Adjusted EBITDA is not calculated identically by all companies, and therefore the Company’s measurement of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Clean Harbors believes that Adjusted EBITDA provides additional useful information to investors because the Company’s management routinely evaluates the performance of its businesses based upon levels of Adjusted EBITDA, which excludes certain expenses relating to transactions not reflective of our core operations, and because the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved. The Company defines Adjusted EBITDA consistent with its existing revolving credit agreement, as described in the following reconciliation showing the differences between reported GAAP net income and Adjusted EBITDA for the three and six months ended June 30, 2024 and 2023 (in thousands, except percentages):

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net income	$133,280	$115,766	$203,112	$188,167
Accretion of environmental liabilities	3,304	3,486	6,521	6,893
Stock-based compensation	8,515	4,500	14,853	10,518
Depreciation and amortization	100,504	89,697	195,569	174,455
Other expense, net	167	1,283	1,308	1,167
Loss on early extinguishment of debt	—	—	—	2,362
Interest expense, net of interest income	36,449	30,072	64,988	50,704
Provision for income taxes	45,597	42,702	71,560	68,378
Adjusted EBITDA	$327,816	$287,506	$557,911	$502,644
Adjusted EBITDA Margin	21.1%	20.6%	19.0%	18.6%
Adjusted Free Cash Flow Reconciliation
Clean Harbors reports adjusted free cash flow, which is a non-GAAP financial measure that should not be considered an alternative to net cash from operating activities or other measurements under GAAP. The Company considers adjusted free cash flow to be a measurement of liquidity that provides useful information to investors about its ability to generate cash. The Company defines adjusted free cash flow as net cash from operating activities excluding cash impacts of items derived from non-operating activities, less additions to property, plant and equipment plus proceeds from sale and disposal of fixed assets. Adjusted free cash flow is not calculated identically by all companies, and therefore the Company’s measurement of adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

An itemized reconciliation between reported GAAP net cash from operating activities and adjusted free cash flow is as follows for the three and six months ended June 30, 2024 and 2023 (in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Adjusted free cash flow
Net cash from operating activities	$216,045	$207,565	$234,594	$235,573
Additions to property, plant and equipment	(135,110)	(122,612)	(273,023)	(204,298)
Proceeds from sale and disposal of fixed assets	3,287	1,089	4,295	2,944
Adjusted free cash flow	$84,222	$86,042	$(34,134)	$34,219
Adjusted EBITDA Guidance Reconciliation
An itemized reconciliation between projected GAAP net income and projected Adjusted EBITDA is as follows (in millions):

	For the Year Ending December 31, 2024
Projected net income	$391	to	$426
Adjustments:
Accretion of environmental liabilities	15	to	14
Stock-based compensation	27	to	30
Depreciation and amortization	405	to	395
Interest expense, net	145	to	140
Provision for income taxes	142	to	160
Projected Adjusted EBITDA	$1,125	to	$1,165
Adjusted Free Cash Flow Guidance Reconciliation
An itemized reconciliation between projected GAAP net cash from operating activities and projected adjusted free cash flow is as follows (in millions):

	For the Year Ending December 31, 2024
Projected net cash from operating activities	$750	to	$820
Additions to property, plant and equipment	(410)	to	(440)
Proceeds from sale and disposal of fixed assets	10	to	10
Projected adjusted free cash flow	$350	to	$390
Conference Call Information
Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release. During the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy. Investors who wish to listen to the webcast and view the accompanying slides should visit the Investor Relations section of the Company’s website at www.cleanharbors.com. The live call also can be accessed by dialing 877.709.8155 or 201.689.8881 prior to the start time. If you are unable to listen to the live conference call, the webcast will be archived on the Company’s website.
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

About Clean Harbors
Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental and industrial services. The Company serves a diverse customer base, including a majority of Fortune 500 companies. Its customer base spans a number of industries, including chemical, manufacturing and refining, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is a leading provider of parts washers and environmental services to commercial, industrial and automotive customers, as well as North America’s largest re-refiner and recycler of used oil. Founded in 1980 and based in Massachusetts, Clean Harbors operates in the United States, Canada, Mexico, Puerto Rico and India. For more information, visit www.cleanharbors.com.
Safe Harbor Statement
Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “seeks,” “should,” “estimates,” “projects,” “may,” “likely,” “potential” or similar expressions. Such statements may include, but are not limited to, statements about future financial and operating results, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of the date of this press release only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation, those items identified as “Risk Factors” in Clean Harbors’ most recently filed reports on Form 10-K and Form 10-Q. Forward-looking statements are neither historical facts nor assurances of future performance. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.
Contacts:

Eric J. Dugas	Jim Buckley
EVP and Chief Financial Officer	SVP Investor Relations
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Buckley.James@cleanharbors.com

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Revenues	$1,552,719	$1,397,900	$2,929,414	$2,705,287
Cost of revenues: (exclusive of items shown separately below)	1,035,542	947,512	2,006,612	1,879,026
Selling, general and administrative expenses	197,876	167,382	379,744	334,135
Accretion of environmental liabilities	3,304	3,486	6,521	6,893
Depreciation and amortization	100,504	89,697	195,569	174,455
Income from operations	215,493	189,823	340,968	310,778
Other expense, net	(167)	(1,283)	(1,308)	(1,167)
Loss on early extinguishment of debt	—	—	—	(2,362)
Interest expense, net	(36,449)	(30,072)	(64,988)	(50,704)
Income before provision for income taxes	178,877	158,468	274,672	256,545
Provision for income taxes	45,597	42,702	71,560	68,378
Net income	$133,280	$115,766	$203,112	$188,167
Earnings per share:
Basic	$2.47	$2.14	$3.77	$3.48
Diluted	$2.46	$2.13	$3.75	$3.46
Shares used to compute earnings per share - Basic	53,932	54,092	53,931	54,084
Shares used to compute earnings per share - Diluted	54,248	54,448	54,231	54,422

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2024	December 31, 2023
Current assets:
Cash and cash equivalents	$401,992	$444,698
Short-term marketable securities	91,294	106,101
Accounts receivable, net	1,089,832	983,111
Unbilled accounts receivable	187,148	107,859
Inventories and supplies	365,356	327,511
Prepaid expenses and other current assets	93,440	82,939
Total current assets	2,229,062	2,052,219
Property, plant and equipment, net	2,408,647	2,193,318
Other assets:
Operating lease right-of-use assets	214,858	187,060
Goodwill	1,482,085	1,287,736
Permits and other intangibles, net	727,463	602,797
Other long-term assets	74,833	59,739
Total other assets	2,499,239	2,137,332
Total assets	$7,136,948	$6,382,869

Current liabilities:
Current portion of long-term debt	$15,102	$10,000
Accounts payable	447,940	451,806
Deferred revenue	108,035	95,230
Accrued expenses and other current liabilities	392,708	397,157
Current portion of closure, post-closure and remedial liabilities	31,954	26,914
Current portion of operating lease liabilities	65,901	56,430
Total current liabilities	1,061,640	1,037,537
Other liabilities:
Closure and post-closure liabilities, less current portion	103,299	105,044
Remedial liabilities, less current portion	95,458	97,885
Long-term debt, less current portion	2,775,837	2,291,717
Operating lease liabilities, less current portion	152,328	131,743
Deferred tax liabilities	360,861	353,107
Other long-term liabilities	145,804	118,330
Total other liabilities	3,633,587	3,097,826
Total stockholders’ equity, net	2,441,721	2,247,506
Total liabilities and stockholders’ equity	$7,136,948	$6,382,869
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended
	June 30, 2024	June 30, 2023
Cash flows from operating activities:
Net income	$203,112	$188,167
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	195,569	174,455
Allowance for doubtful accounts	4,349	1,209
Amortization of deferred financing costs and debt discount	2,937	2,718
Accretion of environmental liabilities	6,521	6,893
Changes in environmental liability estimates	3,963	387
Deferred income taxes	(88)	(356)
Other expense, net	1,308	1,167
Stock-based compensation	14,853	10,518
Loss on early extinguishment of debt	—	2,362
Environmental expenditures	(9,934)	(16,323)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable and unbilled accounts receivable	(116,307)	(5,659)
Inventories and supplies	(28,673)	(1,111)
Other current and long-term assets	(28,870)	(22,749)
Accounts payable	(12,418)	(78,139)
Other current and long-term liabilities	(1,728)	(27,966)
Net cash from operating activities	234,594	235,573
Cash flows used in investing activities:
Additions to property, plant and equipment	(273,023)	(204,298)
Proceeds from sale and disposal of fixed assets	4,295	2,944
Acquisitions, net of cash acquired	(477,201)	(120,636)
Proceeds from sale of business	750	—
Additions to intangible assets including costs to obtain or renew permits	(1,868)	(1,114)
Purchases of available-for-sale securities	(55,318)	(74,451)
Proceeds from sale of available-for-sale securities	71,695	50,290
Net cash used in investing activities	(730,670)	(347,265)
Cash flows from (used in) financing activities:
Change in uncashed checks	(1,868)	2,392
Tax payments related to withholdings on vested restricted stock	(4,599)	(4,335)
Repurchases of common stock	(10,215)	(8,001)
Deferred financing costs paid	(8,148)	(6,346)
Payments on finance leases	(11,491)	(7,588)
Principal payments on debt	(7,551)	(618,975)
Proceeds from issuance of debt, net of discount	499,375	500,000
Borrowing from revolving credit facility	—	114,000
Payment on revolving credit facility	—	(114,000)
Net cash from (used in) financing activities	455,503	(142,853)
Effect of exchange rate change on cash	(2,133)	718
Decrease in cash and cash equivalents	(42,706)	(253,827)
Cash and cash equivalents, beginning of period	444,698	492,603
Cash and cash equivalents, end of period	$401,992	$238,776

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Supplemental information:
Cash payments for interest and income taxes:
Interest paid	$74,079	$49,257
Income taxes paid, net of refunds	70,307	92,494
Non-cash investing activities:
Property, plant and equipment accrued	28,315	26,427
ROU assets obtained in exchange for operating lease liabilities	49,420	38,474
ROU assets obtained in exchange for finance lease liabilities	45,174	13,992

Supplemental Segment Data (in thousands)

	Three Months Ended
Revenue	June 30, 2024			June 30, 2023
	Third-Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues	Third-Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues
Environmental Services	$1,297,298	$12,085	$1,309,383	$1,161,482	$10,554	$1,172,036
Safety-Kleen Sustainability Solutions	255,322	(12,085)	243,237	236,302	(10,554)	225,748
Corporate Items	99	—	99	116	—	116
Total	$1,552,719	$—	$1,552,719	$1,397,900	$—	$1,397,900

	Six Months Ended
Revenue	June 30, 2024			June 30, 2023
	Third-Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues	Third-Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues
Environmental Services	$2,458,577	$23,316	$2,481,893	$2,222,464	$20,313	$2,242,777
Safety-Kleen Sustainability Solutions	470,636	(23,316)	447,320	482,600	(20,313)	462,287
Corporate Items	201	—	201	223	—	223
Total	$2,929,414	$—	$2,929,414	$2,705,287	$—	$2,705,287

	Three Months Ended		Six Months Ended
Adjusted EBITDA	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Environmental Services	$359,915	$305,622	$624,390	$533,967
Safety-Kleen Sustainability Solutions	51,476	53,415	81,176	94,878
Corporate Items	(83,575)	(71,531)	(147,655)	(126,201)
Total	$327,816	$287,506	$557,911	$502,644

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com